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                                                                  Exhibit 99


Analyst contact:
Dennis E. McDaniel
Vice President, Financial Accounting and Investor Relations
513-603-2197
dennis.mcdaniel@ocas.com

Media contact:
Cindy L. Denney
Assistant Vice President, Corporate Communications
513-603-2074 (ofc.), 513-703-7372 (cell)
cindy.denney@ocas.com


For Release 8 a.m. Friday, Nov. 17, 2000


                        OHIO CASUALTY CORPORATION
                     ANNOUNCES NEW PRESIDENT AND CEO


FAIRFIELD, OHIO, NOVEMBER 17, 2000  --- Ohio Casualty Corporation (NASDAQ:
OCAS) today announced that Dan R. Carmichael, CPCU, 55, has been named President and Chief Executive Officer of the Company, effective Dec. 12, 2000. Mr. Carmichael replaces William L. Woodall, CPCU, who remains as Chairman of the Board.

Since 1995, Mr. Carmichael has served as President and Chief Executive Officer of IVANS, Inc., Greenwich, Conn., an industry-owned organization that provides electronic communications services to insurance, health care and related organizations in the United States and Canada. Prior to his tenure at IVANS, he served eight years as Chairman, President and Chief Executive Officer of Anthem Casualty Insurance Group (Shelby Insurance and Anthem Casualty). From 1971 to 1987, he held a number of field, managerial and executive positions with Crum & Forster, including two years as Executive Vice President of Field Operations. He began his insurance career in 1970 as a Claims Representative for Crawford & Company, Atlanta, Ga. The recipient of a bachelor's degree from Florida State University, Mr. Carmichael also holds a master's degree in divinity from Emory University (Ga.). He achieved the Chartered Property Casualty Underwriter (CPCU) designation in 1981.

Today's announcement brings to a successful conclusion a CEO search initiated by Ohio Casualty Corporation's Board of Directors through executive recruiters Heidrick &

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Struggles, Inc. in late March of this year. "We were very fortunate that our search yielded a number of excellent, well-qualified candidates," commented Mr. Woodall, who has served as President and Chief Executive Officer since mid-February 2000. "We were impressed with Dan's wealth of experience, especially the variety and depth of his background. The Search Committee was looking for a candidate with a strong operational background, proven track record of success and solid leadership skills. We are confident that we have chosen the best person to lead the Corporation to success as we meet the challenges ahead of us. Dan has our full support and we are eager to introduce him to our employees, agents, shareholders and policyholders."


Corporate profile

Ohio Casualty Corporation is the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty subsidiary companies that make up Ohio Casualty Group. Ohio Casualty Group is among the top 40 property and casualty insurance groups in the country, offering businesses and individuals a range of property-casualty products. The Group is active in more than 40 states, operates primarily through the independent agency system, and has written premiums of $1.6 billion. Ohio Casualty Corporation trades on the NASDAQ Stock Market under the symbol OCAS. Ohio Casualty Corporation has assets of approximately $4.5 billion.

Forward-looking statements

Ohio Casualty Corporation publishes forward-looking statements relating to such matters as anticipated financial performance, business prospects and plans, regulatory developments and similar matters. The statements contained in this news release that are not historical information, are forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under The Securities Act of 1933 and The Securities Exchange Act of 1934 for forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Corporation's business and the results of the acquisition described herein, include the following: changes in property and casualty reserves; catastrophe losses; premium and investment growth; product pricing environment; availability of credit; changes in government regulation; performance of financial markets; fluctuations in interest rates; availability and pricing of reinsurance; litigation and administrative proceedings; Year 2000 issues; ability of Ohio Casualty to integrate and to retain the business acquired from the Great American Insurance Company, and general economic and market conditions.

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